EXHIBIT 99.1

j2 Global Reports First Quarter 2018 Results

Achieves Record First Quarter Revenues (up 10.2% to $280.6 million vs. Q1 2017)

Announces Twenty-Seventh Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the first quarter ended March 31, 2018 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.4150 per share.

"We are pleased with our Q1 results, particularly the progress we have made with our subscription businesses in the Digital Media segment as well as our initiatives to grow the healthcare business at Cloud Services," said Vivek Shah, CEO of j2 Global. "We are also very excited to have welcomed several new key executives to our leadership team, including Dan Stone, President of Everyday Health, and Ron Burr, General Manager of Voice and Messaging in Cloud Services."

FIRST QUARTER 2018 RESULTS

Q1 2018 quarterly revenues increased 10.2% to a first quarter record of $280.6 million compared to $254.7 million for Q1 2017.

Net cash provided by operating activities more than doubled to $103.9 million compared to $51.2 million for Q1 2017. Q1 2018 free cash flow (1) increased 47.5% to an all-time record of $90.7 million compared to $61.5 million for Q1 2017. The increase in free cash flow (1) is primarily due to the media business' collection cycle which resulted in greater cash inflows associated with accounts receivable in comparison to Q1 2017.

GAAP earnings per diluted share (2) decreased 26.9% to $0.38 in Q1 2018 compared to $0.52 for Q1 2017. The decrease over the prior comparable period is primarily attributed to (1) fair value adjustments associated with investments and contingent consideration; and (2) an increase in interest expense associated with the issuance of the $650 million 6.0% Senior Notes due in 2025.

Adjusted non-GAAP earnings per diluted share (2)(3) for the quarter increased 2.5% to $1.22 compared to $1.19 for Q1 2017.

GAAP net income decreased by 26.7% to $18.9 million compared to $25.8 million for Q1 2017. The decrease over the prior comparable period is primarily attributed to (1) fair value adjustments associated with investments and contingent consideration; and (2) an increase in interest expense associated with the issuance of the $650 million 6.0% Senior Notes due in 2025.

Quarterly Adjusted EBITDA (4) increased 3.2% to $102.7 million compared to $99.5 million for Q1 2017. The impact of a change in accounting principle associated with revenue recognition (ASC 606) was a decrease of approximately $2.0 million for both the quarterly revenues and quarterly adjusted EBITDA for Q1 2018. Without this impact, Q1 2018 revenues would have been $282.6 million and Adjusted EBITDA would have been $104.7 million.

j2 ended the quarter with approximately $400 million in cash and investments after deploying approximately $100 million during the quarter for acquisitions and j2's regular quarterly dividend.

Key financial results for Q1 2018 versus Q1 2017 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q1 2018	Q1 2017	% Change
Revenues
Cloud Services	$149.5 million	$141.6 million	5.6%
Digital Media	$131.1 million	$113.1 million	15.9%
Total Revenue:	$280.6 million	$254.7 million	10.2%
Operating Income	$46.2 million	$48.0 million	(3.8)%
Net Cash Provided by Operating Activities	$103.9 million	$51.2 million	102.9%
Free Cash Flow (1)	$90.7 million	$61.5 million	47.5%
GAAP Earnings per Diluted Share (2)	$0.38	$0.52	(26.9)%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.22	$1.19	2.5%
GAAP Net Income	$18.9 million	$25.8 million	(26.7)%
Adjusted Non-GAAP Net Income	$59.8 million	$57.8 million	3.5%
Adjusted EBITDA (4)	$102.7 million	$99.5 million	3.2%
Adjusted EBITDA Margin (4)	36.6%	39.1%	(2.5)%

BUSINESS OUTLOOK

For fiscal 2018, the Company estimates that it will achieve revenues between $1.20 billion and $1.25 billion, Adjusted EBITDA between $480 million and $505 million and Adjusted non-GAAP earnings per diluted share of between $5.95 and $6.25.

Adjusted non-GAAP earnings per diluted share for 2018 excludes share-based compensation of between $31 million and $34 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2018 (exclusive of the release of reserves for uncertain tax positions) will be between 23.0% and 25.0%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors approved a quarterly cash dividend of $0.4150 per common share, a $0.01, or 2.5% increase versus last quarter's dividend. This is j2's twenty-seventh consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on June 1, 2018 to all shareholders of record as of the close of business on May 18, 2018. Future dividends will be subject to Board approval.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 27.1% for Q1 2018 and 26.7% for Q1 2017. The estimated Adjusted non-GAAP effective tax rates were approximately 23.7% for Q1 2018 and 29.1% for Q1 2017.

(3)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended March 31, 2018 and 2017 totaled $0.84 and $0.67 per diluted share, respectively.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, Offers.com, Everyday Health and What To Expect in its Digital Media segment and eFax, eVoice, Campaigner, Vipre, KeepItSafe and Livedrive in its Cloud Services segment. j2 reaches over 180 million people per month across its brands. As of December 31, 2017, j2 had achieved 22 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2018 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2017 Annual Report on Form 10-K filed by j2 Global on March 1, 2018, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah's quote and in the "Business Outlook" portion regarding the Company's expected fiscal 2018 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$331,367	$350,945
Restricted cash	402	—
Accounts receivable, net of allowances of $9,850 and $8,701, respectively	174,411	234,195
Prepaid expenses and other current assets	31,588	35,287
Total current assets	537,768	620,427
Long-term investments	64,947	57,722
Property and equipment, net	85,852	79,773
Goodwill	1,257,521	1,196,611
Other purchased intangibles, net	494,589	485,751
Other assets	11,541	12,809
TOTAL ASSETS	$2,452,218	$2,453,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$127,713	$169,837
Deferred revenue, current	113,940	95,255
Other current liabilities	291	10
Total current liabilities	241,944	265,102
Long-term debt	1,004,796	1,001,944
Deferred revenue, non-current	8,018	47
Income taxes payable, non-current	43,781	43,781
Liability for uncertain tax positions	53,311	52,216
Deferred income taxes	33,691	38,264
Other long-term liabilities	35,509	31,434
TOTAL LIABILITIES	1,421,050	1,432,788

Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	479	479
Additional paid-in capital	332,407	325,854
Retained earnings	723,562	723,062
Accumulated other comprehensive loss	(25,280)	(29,090)
TOTAL STOCKHOLDERS' EQUITY	1,031,168	1,020,305
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,452,218	$2,453,093

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2018	2017
Total revenues	$280,623	$254,669

Cost of revenues (1)	48,145	40,810
Gross profit	232,478	213,859

Operating expenses:
Sales and marketing (1)	86,311	77,477
Research, development and engineering (1)	12,210	11,752
General and administrative (1)	87,799	76,655
Total operating expenses	186,320	165,884
Income from operations	46,158	47,975
Interest expense, net	15,751	12,410
Other expense, net	4,519	323
Income before income taxes	25,888	35,242
Income tax expense	7,017	9,422
Net income	$18,871	$25,820

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.39	$0.54

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.38	$0.52

Basic weighted average shares outstanding	47,873,007	47,463,231
Diluted weighted average shares outstanding	48,706,717	48,766,031

(1) Includes share-based compensation expense as follows:
Cost of revenues	$121	$117
Sales and marketing	365	378
Research, development and engineering	432	238
General and administrative	5,502	2,881
Total	$6,420	$3,614

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$18,871	$25,820
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	42,618	39,323
Amortization of financing costs and discounts	2,852	2,853
Share-based compensation	6,420	3,614
Provision for doubtful accounts	4,134	2,640
Deferred income taxes, net	354	(2,361)
Changes in fair value of contingent consideration	4,100	—
Loss on equity securities	3,678	—
Decrease (increase) in:
Accounts receivable	59,647	25,110
Prepaid expenses and other current assets	2,574	(291)
Other assets	2,132	162
Increase (decrease) in:
Accounts payable and accrued expenses	(45,144)	(53,166)
Income taxes payable	(1,721)	4,795
Deferred revenue	3,210	2,384
Liability for uncertain tax positions	933	573
Other long-term liabilities	(748)	(265)
Net cash provided by operating activities	103,910	51,191
Cash flows from investing activities:
Purchases of investments	(13,403)	(5)
Purchases of property and equipment	(13,165)	(9,660)
Acquisition of businesses, net of cash received	(80,223)	(3,563)
Purchases of intangible assets	(175)	(142)
Net cash used in investing activities	(106,966)	(13,370)
Cash flows from financing activities:
Proceeds from line of credit, net	—	44,981
Repurchase and retirement of common stock	(611)	(314)
Issuance of stock, net of costs	658	762
Dividends paid	(19,884)	(17,575)
Deferred payments for acquisitions	(189)	(2,299)
Other	(54)	(26)
Net cash (used in) provided by financing activities	(20,080)	25,529
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,960	109
Net change in cash, cash equivalents and restricted cash	(19,176)	63,459
Cash, cash equivalents and restricted cash at beginning of period	350,945	123,950
Cash, cash equivalents and restricted cash at end of period	$331,769	$187,409

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination change in value on investment; and (6) elimination of dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2018	Per Diluted Share *	2017	Per Diluted Share *
Net income	$18,871	$0.38	$25,820	$0.52
Plus:
Share based compensation (1)	4,935	0.10	2,423	0.05
Acquisition related integration costs (2)	5,878	0.12	5,925	0.12
Interest costs (3)	1,610	0.03	1,265	0.03
Amortization (4)	26,370	0.55	22,333	0.47
Investments (5)	2,120	0.04	—	—
Convertible debt dilution (6)	—	0.01	—	0.01
Adjusted non-GAAP net income	$59,784	$1.22	$57,766	$1.19

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination change in value on investments; and (6) elimination of dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2018	2017
Cost of revenues	$48,145	$40,810
Plus:
Share based compensation (1)	(121)	(117)
Acquisition related integration costs (2)	—	(195)
Amortization (4)	(594)	(1,118)
Adjusted non-GAAP cost of revenues	$47,430	$39,380

Sales and marketing	$86,311	$77,477
Plus:
Share based compensation (1)	(365)	(378)
Acquisition related integration costs (2)	(440)	(1,438)
Adjusted non-GAAP sales and marketing	$85,506	$75,661

Research, development and engineering	$12,210	$11,752
Plus:
Share based compensation (1)	(432)	(238)
Acquisition related integration costs (2)	(97)	(578)
Adjusted non-GAAP research, development and engineering	$11,681	$10,936

General and administrative	$87,799	$76,655
Plus:
Share based compensation (1)	(5,502)	(2,881)
Acquisition related integration costs (2)	(6,936)	(6,404)
Amortization (4)	(33,151)	(30,857)
Adjusted non-GAAP general and administrative	$42,210	$36,513

Interest expense, net	$15,751	$12,410
Plus:
Acquisition related integration costs (2)	(23)	—
Interest costs (3)	(2,116)	(2,030)
Adjusted non-GAAP interest expense, net	$13,612	$10,380

Other expense, net	$4,519	$323
Plus:
Investments (5)	(2,702)	—
Adjusted non-GAAP other expense, net	$1,817	$323

Continued from previous page

Income tax provision	$7,017	$9,422
Plus:
Share based compensation (1)	1,485	1,191
Acquisition related integration costs (2)	1,618	2,690
Interest costs (3)	506	765
Amortization (4)	7,375	9,642
Investments (5)	582	—
Adjusted non-GAAP income tax provision	$18,583	$23,710

Total adjustments	$(40,913)	$(31,946)

GAAP earnings per diluted share	$0.38	$0.52
Adjustments *	$0.84	$0.67
Adjusted non-GAAP earnings per diluted share	$1.22	$1.19

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company's non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its equity investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP cost of revenues, Adjusted non-GAAP research, development and engineering, Adjusted non-GAAP sales and marketing, Adjusted non-GAAP general and administrative, Adjusted non-GAAP interest expense, Adjusted non-GAAP other income, Adjusted non-GAAP income tax provision and Adjusted non-GAAP net income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2018	2017
Net income	$18,871	$25,820
Plus:
Interest expense, net	15,751	12,410
Other expense, net	4,519	323
Income tax expense	7,017	9,422
Depreciation and amortization	42,618	39,323
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	6,420	3,614
Acquisition-related integration costs	7,473	8,615

Adjusted EBITDA	$102,669	$99,527

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation and (2) certain acquisition-related integration costs. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2018
Net cash provided by operating activities	$103,910	$—	$—	$—	$103,910
Less: Purchases of property and equipment	(13,165)	—	—	—	(13,165)
Free cash flows	$90,745	$—	$—	$—	$90,745

	Q1	Q2	Q3	Q4	YTD
2017
Net cash provided by operating activities	$51,191	$60,464	$67,341	$85,424	$264,420
Less: Purchases of property and equipment	(9,660)	(9,285)	(10,538)	(10,112)	(39,595)
Add: Contingent consideration*	20,000	19,950	—	—	39,950
Free cash flows	$61,531	$71,129	$56,803	$75,312	$264,775

* Free cash flows of $61.5 million for Q1 2017 and $71.1 million for Q2 2017 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses Free Cash Flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$149,485	$131,137	$1	$280,623

Gross profit
GAAP gross profit	$118,484	$113,993	$1	$232,478
Non-GAAP adjustments:
Share-based compensation	121	—	—	121
Amortization	594	—	—	594
Adjusted non-GAAP gross profit	$119,199	$113,993	$1	$233,193

Operating profit
GAAP operating profit	$56,915	$(3,445)	$(7,312)	$46,158
Non-GAAP adjustments:
Share-based compensation	1,985	749	3,686	6,420
Acquisition related integration costs	532	6,941	—	7,473
Amortization	11,919	20,701	1,125	33,745
Adjusted non-GAAP operating profit	$71,351	$24,946	$(2,501)	$93,796

Depreciation	2,459	6,414	—	8,873
Adjusted EBITDA	$73,810	$31,360	$(2,501)	$102,669

NOTE 1: Table above excludes certain intercompany allocations

NOTE 2: The table above is impacted by several effects including (a) the Company determined certain patent assets and related income and expenses associated with Advanced Messaging Technologies, Inc. were to be reclassified from the Cloud Services segment to Corporate in Q1 2018 which resulted in an increase in non-GAAP operating profit of $0.6 million to the Cloud Service segment with a corresponding decrease to the Corporate entity; and (b) certain expenses associated with Corporate were allocated to the Cloud Services and Digital Media segment as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media segment in the amount of $1.6 million and $1.3 million, respectively.

The effects noted above reduce Adjusted EBITDA for the Cloud Services and Digital Media segment by $1.0 million and $1.3 million, respectively.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$141,544	$113,125	$—	$254,669

Gross profit
GAAP gross profit	$112,447	$101,412	$—	$213,859
Non-GAAP adjustments:
Share-based compensation	117	—	—	117
Acquisition related integration costs	195	—	—	195
Amortization	1,118	—	—	1,118
Adjusted non-GAAP gross profit	$113,877	$101,412	$—	$215,289

Operating profit
GAAP operating profit	$56,307	$(3,508)	$(4,824)	$47,975
Non-GAAP adjustments:
Share-based compensation	1,391	692	1,531	3,614
Acquisition related integration costs	850	7,765	—	8,615
Amortization	14,128	17,847	—	31,975
Adjusted non-GAAP operating profit	$72,676	$22,796	$(3,293)	$92,179

Depreciation	2,638	4,710	—	7,348
Adjusted EBITDA	$75,314	$27,506	$(3,293)	$99,527

NOTE: Table above excludes certain intercompany allocations